ACURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: December 31, 2017

(Date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 575-8073

(Registrant's telephone number, including area code)

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Green Endeavors, Inc. the “Company”, has effective as of December 31, 2017 approved and delivered to LCF Salons LLC a Security Agreement to secure the payment of a promissory note held by LCF in the amount of $300,000 that is payable to LCF by the Company and its subsidiaries. Payment is provided to be over a term of 18 months, with monthly payments of $17,684.79, interest at the rate of 12% per annum, final payment due June 30, 2019. The security held by LCF places it in the secured first position previously held by TCA Global Credit Master Fund LP that LCF received by direct assignment from TCA on all assets held by the Company as well as each of the three subsidiaries of the Company, Landis Salons, Inc. Landis Salons II, Inc. and Landis Experience Center LLC.

LCF is 100% owned by its member/manager Logan C. Fast a former officer and director of the Company.

ITEM 9.01Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

10.1  3Security Agreement

10.210Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4 day of January, 2018.

Green Endeavors, Inc.

/s/ Richard Surber

Richard Surber, CEO & President